UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           NEWMONT MINING CORPORATION
                     (FORMERLY KNOWN AS DELTA HOLDCO CORP.)
             (Exact Name of Registrant as Specified in its Charter)


                DELAWARE                               84-1611629
(State of Incorporation or Organization)              (IRS Employer
                                                 Identification Number)
          1700 LINCOLN STREET
            DENVER, COLORADO                              80203
(Address of Principal Executive Offices)               (Zip Code)

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                             NAME OF EACH EXCHANGE ON WHICH
TITLE OF EACH CLASS TO BE SO REGISTERED      EACH CLASS IS TO BE REGISTERED
-----------------------------------------  -------------------------------------
COMMON STOCK, PAR VALUE $1.60 PER SHARE          NEW YORK STOCK EXCHANGE

   If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: [X]

   If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: [ ]

SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-76506
---------

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of Class)

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

   Newmont Mining Corporation, formerly known as Delta Holdco Corp., a Delaware corporation (the "Registrant"), hereby incorporates by reference the description of the common stock, par value $1.60 per share, contained under the caption "Description of Holdco Common Stock--Holdco Common Stock" contained in the prospectus dated February 4, 2002 that forms part of the Registrant's Registration Statement on Form S-4 (File No. 333-81716), filed with the Securities and Exchange Commission on January 30, 2002. To the extent such description is subsequently amended, the descriptions as subsequently amended are hereby incorporated by reference.



ITEM 2.  EXHIBITS.

3.1 Certificate of Incorporation of Registrant, incorporated herein by reference to Appendix F to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

3.2 Certificate of Elimination of Series A Junior Participating Preferred Stock of Registrant.*

3.3     Certificate of Designations of Special Voting Stock.*

3.4 Certificate of Amendment to the Certificate of Incorporation of Registrant.*

3.5 By-Laws of the Registrant, incorporated herein by reference to Appendix G to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.1 Rights Agreement, dated as of February 13, 2002, between the Registrant and Mellon Investor Services LLC (which includes the form of Certificate of Designations of Series B Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C), incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, relating to the registration of its preferred stock purchase rights, filed on February 15, 2002).



--------

*Filed herewith.

                                    SIGNATURE

   Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 15, 2002
                                         NEWMONT MINING CORPORATION
                                         (formerly known as Delta Holdco Corp.)



                                         By  /s/ Britt D. Banks
                                           -------------------------------------
                                             Britt D. Banks
                                             Vice President, General Counsel
                                             and Secretary

                                EXHIBIT INDEX.

3.1 Certificate of Incorporation of Registrant, incorporated herein by reference to Appendix F to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

3.2 Certificate of Elimination of Series A Junior Participating Preferred Stock of Registrant.*

3.3     Certificate of Designations of Special Voting Stock.*

3.4 Certificate of Amendment to the Certificate of Incorporation of Registrant.*

3.5 By-Laws of the Registrant, incorporated herein by reference to Appendix G to the Registrant's Registration Statement on Form S-4 (File No. 333-76506), filed with the Securities and Exchange Commission on January 10, 2002.

4.1 Rights Agreement, dated as of February 13, 2002, between the Registrant and Mellon Investor Services LLC (which includes the form of Certificate of Designations of Series B Junior Preferred Stock of the Company as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C), incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A, relating to the registration of its preferred stock purchase rights, filed on February 15, 2002).



--------
*Filed herewith.